UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2011
OCLARO, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30684	20-1303994

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2560 Junction Avenue, San Jose, California	95134

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 383-1400
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
On October 25, 2011, Oclaro, Inc., a Delaware corporation (the “Company”), provided an update to its expectations for the first quarter, fiscal year 2012 financial results. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1 furnished herewith) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 3.02.	Unregistered Sales of Equity Securities
On October 21, 2011, Oclaro, Inc., a Delaware corporation (the “Company”) issued 769,408 shares of the Company’s common stock to certain former security holders of Mintera Corporation, a Delaware corporation (“Mintera”). The shares were issued as additional revenue-based consideration in connection with the Company’s acquisition of Mintera pursuant to the Agreement of Merger, dated July 20, 2010, by and among the Company, Mintera, Nikko Acquisition Corp., and Shareholder Representative Services LLC, as the Stockholders’ Agent (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, the Company was required to pay the additional revenue based consideration, determined based on a set of sliding scale formulas, because revenue from Mintera products was more than $29.0 million in the 12 months following the acquisition. In addition to the issuance of the shares, the Company paid an aggregate of $497,678 in cash to certain former security holders of Mintera in as additional revenue-based consideration.
The shares were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), provided by Section 4(2) of the Act and Regulation D promulgated thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 26, 2011 at our 2011 Annual Meeting of Stockholders, the Company’s stockholders approved the Oclaro, Inc. 2011 Employee Stock Purchase Plan (the “ESPP”). The ESPP will be effective on a date determined by the Company’s Board of Directors within 12 months following stockholder approval.
A summary of the principal provisions of the ESPP is set forth below. This summary is qualified by reference to the full text of the ESPP, which is incorporated by this reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 9, 2011.
The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. The aggregate number of shares that may be issued under the ESPP is 1,700,000 shares of common stock, subject to proportionate adjustment in the event of a merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure, or in the event of payment of a dividend or distribution to the Company’s stockholders in a form other than stock (excepting regular, periodic cash dividends) that has a material effect on the fair market value of shares of common stock.
The ESPP will be administered by the Compensation Committee of the Company’s Board of Directors. All questions of interpretation of the ESPP, of any form of agreement or other document employed by the Company in the administration of the ESPP, or of any purchase right will be determined by the Compensation Committee, and such determinations will be final, binding and conclusive upon all persons having an interest in the ESPP or the purchase right, unless fraudulent or made in bad faith.

Any employee of the Company designated by the Compensation Committee who is regularly employed for at least 20 hours per week and more than five months in a calendar year as of the first trading day of an offering period is eligible to participate in the ESPP during the applicable offering period, subject to administrative rules established by the Compensation Committee.
The ESPP is implemented by offering periods lasting for six months, with one or more offering dates occurring during such periods. Offering periods will generally commence on or about the 15th day of February, May, August or November and will end six months thereafter. However, the Compensation Committee may establish additional or alternative concurrent, sequential or overlapping offering periods, a different duration for one or more offering periods or different commencing or ending dates for such offering periods, so long as no offering period has a duration that exceeds 27 months. Common stock is purchased under the ESPP every six months on the last trading day of each offering period, unless the participant becomes ineligible, withdraws or terminates employment earlier.
The purchase price at which each share of common stock may be acquired in an offering period upon the exercise of all or any portion of a purchase right will be established by the Compensation Committee. However, the purchase price on each purchase date will not be less than eighty-five percent (85%) of the lesser of (i) the fair market value of a share of common stock on the offering date of the offering period; or (ii) the fair market value of a share of common stock on the purchase date.
Subject to certain limitations set forth in the ESPP, the Compensation Committee may at any time amend, suspend or terminate the ESPP. In addition, certain amendments to the ESPP must be approved by the Company’s stockholders.

Item 5.07	Submission of Matters to a Vote of Security Holders
On October 26, 2011, we held our 2011 annual meeting of stockholders. As of the record date of September 6, 2011, there were 50,373,660 shares of common stock outstanding and entitled to vote at the meeting. A total of 39,377,119 shares were present in person or by proxy at the annual meeting of stockholders.
At the annual meeting, our stockholders elected Edward Collins and Lori Holland as Class I Directors, to serve until our 2014 annual meeting of stockholders or until their respective successors are duly elected and qualified. The proposal received the following votes:
Edward Collins

For	Withheld
22,055,656	852,824
Lori Holland

For	Withheld
22,053,717	854,763
At the annual meeting, our stockholders approved the Oclaro, Inc. 2011 Employee Stock Purchase Plan. The proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
20,508,360	2,123,261	276,859	16,468,639
At the annual meeting, our stockholders approved the Oclaro, Inc. 2011 Variable Pay Program. The proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
21,876,156	725,342	306,982	16,468,639

At the annual meeting, our stockholders conducted an advisory vote on the compensation of our named executive officers. The proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
22,098,528	553,393	256,559	16,468,639
At the annual meeting, our stockholders conduct an advisory vote on the frequency with which we will hold future stockholder advisory votes on the compensation of our named executive officers. The proposal received the following votes:

1 Year	2 Years	3 Years	Abstain
19,724,592	735,135	2,148,551	300,202
At the annual meeting, stockholders ratified the selection of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year. The proposal received the following votes:

For	Against	Abstain
38,870,992	369,385	136,742

Item 8.01	Other Events
Also on October 25, 2011, the Company issued a statement regarding the impact on its operations of the Thailand flooding. The Company’s primary contract manufacturer, Thailand-based Fabrinet, manufactures approximately 30 percent of the Company’s total finished goods in two factories: Chokchai and Pinehurst. Due to flooding in Thailand, both factories suspended operations on October 22, 2011. As a result, the Company immediately began to deploy its contingency planning to assess alternative manufacturing options. Subsequently, on October 24, Fabrinet announced its Chokchai factory suffered extensive flood damage and is now largely inaccessible due to high water levels inside and surrounding the manufacturing facility. The Company’s assessment of the damage to equipment and inventory on site is affected by the limited site accessibility at this time. The Company and Fabrinet management are actively investigating alternative production locations and have enacted business continuity plans. Fabrinet’s Pinehurst facility remains secure from flood water at this time, but remains closed. Shipments continue from the Company’s Shenzhen, China manufacturing facility, and other locations which account for approximately 70 percent of Oclaro’s finished goods output. However, the Company is still evaluating the broader supply chain implications of the flooding in Thailand across its entire manufacturing operations. All of the Company’s employees in the region remain safe.
The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by the Company on October 25, 2011.

10.1
2011 Employee Stock Purchase Plan (previously filed as Appendix A to our Proxy Statement for our 2011 Annual Meeting of Stockholders, filed with the SEC on September 9, 2011 and incorporated herein by reference)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.
Date: October 26, 2011	By:	/s/ Jerry Turin
Jerry Turin
Chief Financial Officer
EXHIBIT LIST

Exhibit No.	Description
99.1	Press Release issued by the Company on October 25, 2011.

10.1
2011 Employee Stock Purchase Plan (previously filed as Appendix A to our Proxy Statement for our 2011 Annual Meeting of Stockholders, filed with the SEC on September 9, 2011 and incorporated herein by reference)